EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-21813 of Bellwether Exploration Company of our report dated March 11, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial
Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Houston, Texas
March 13, 1997